Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group, Inc. to
Acquire BOH Holdings, Inc.

McKINNEY, Texas, November 21, 2013 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that Independent Bank Group has entered into a definitive agreement to acquire BOH Holdings, Inc. and its subsidiary, Bank of Houston, Houston, Texas.

BOH Holdings through Bank of Houston, operates six full service banking locations throughout the Houston metropolitan area. As of September 30, 2013, BOH Holdings, Inc., on a consolidated basis, reported total assets of $924.6 million, total deposits of $747.3 million, and total equity capital of $94.3 million. Upon completion of this acquisition and the pending acquisitions of Collin Bank and Live Oak Financial Corp., Independent Bank Group would have total assets of approximately $3.2 billion.

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks stated “We are pleased to announce our third transaction in 2013, continuing our planned expansion through the acquisition of quality banks and expanding into new attractive markets. The acquisition of BOH Holdings marks our entry into the dynamic Houston market and, as a result, Independent Bank now has a significant presence in three of the nation’s strongest markets: Dallas, Austin, and Houston. Bank of Houston brings a quality and committed management team, consistent level of high profitability, clean balance sheet, strong core deposit base, healthy loan mix, and a track record of growth.”

Mr. Brooks continued, “Independent Bank and Bank of Houston share the same approach to community banking, with a conservative lending philosophy and customer oriented service. Bank of Houston customers can expect to continue to receive the same high touch personal service they are accustomed to from their existing bankers, with the added advantage of the Independent Bank resources.”

“The merger of our bank into the Independent Bank organization is great news for our customers and employees” said James D. Stein, President and Chief Executive Officer of BOH Holdings. “The enhanced products of our combined institutions will allow us to continue to provide excellent service to our customers.” Mr. Stein continued, “Our employees will also benefit by joining the team at Independent Bank, which has historically been recognized as a top employer in the Dallas and Austin communities. With the access to additional capital, we believe we can increase our presence in the broad Houston market by continuing to add outstanding bankers and by making strategic acquisitions.”

Under the terms of the Agreement, Independent Bank Group will pay an aggregate transaction value of $170 million. The merger consideration will consist of $34 million cash and 3,616,060 shares of Independent Bank Group common stock determined by Independent Bank Group’s 20-day volume weighted average stock price of $37.61.

Mr. Stein and two additional directors of BOH Holdings will join the Board of Directors of Independent Bank Group. Mr. Stein will also serve as Vice Chairman/Houston Region CEO and will oversee the Houston operations of the combined entity.

The merger has been approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014, although delays may occur. The transaction is subject to certain conditions, including the approval by shareholders of Independent Bank Group, BOH Holdings and customary regulatory approvals.

Independent Bank Group was advised in this transaction by Sterne, Agee & Leach, Inc. as financial advisor and Haynie Rake Repass & Lowry, P.C. as legal counsel. BOH Holdings was advised by Sandler + O’Neill Partners, L.P. as financial advisor and Bracewell & Giuliani as legal counsel.

In addition to the information contained within this announcement, an Investor Presentation has been posted on Independent Bank Group’s website (www.independent-bank.com) containing additional information regarding this transaction. A conference call covering the acquisition will be held on Friday, November 22, 2013 at 7:30 am (CST) and can be accessed by calling (877) 303-7611 and by identifying conference ID number 14360844. A recording of the conference call will be available from November 22, 2013 through December 6, 2013 by accessing our website.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 29 full service banking locations with 21 located in the Dallas/North Texas region and eight located in the Austin/Central Texas region. As of September 30, 2013, Independent Bank Group had total assets of $1.955 billion, total loans of $1.556 billion and total deposits of $1.541 billion.

In connection with the proposed acquisition of BOH Holdings, Independent Bank Group will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued to the shareholders of BOH Holdings. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Independent Bank Group and BOH Holdings seeking their approval of the proposed transaction. In connection with the proposed acquisitions of Collin Bank and Live Oak Financial Corp., Independent Bank Group filed with the Securities and Exchange Commission registration statements on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued to the shareholders of Collin Bank and the shareholders of Live Oak Financial Corp. Each registration statement includes a proxy statement/prospectus which was sent to the shareholders of Collin Bank and the shareholders of Live Oak Financial Corp. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENTS ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTIONS. BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP, COLLIN BANK, LIVE OAK FINANCIAL CORP. AND BOH HOLDINGS, AND THE RESPECTIVE PROPOSED TRANSACTIONS.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.independent-bank.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@independent-bank.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@independent-bank.com

Media:

Eileen Ponce Marketing Director (469) 742-9437 eponce@independent-bank.com
Source: Independent Bank Group, Inc.